EXHIBIT 99.2

SECTION 906 CERTIFICATION BY THE VICE PRESIDENT OF FINANCE

        I, Richard S. Davis, Vice President of Finance of The Wiser Oil Company (the “Company”), hereby certify that, to my knowledge:

(1)	The Company’s periodic report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003	/s/ Richard S. Davis
Richard S. Davis Vice President of Finance

A signed original of this written statement required by Section 906 has been provided to the Company, will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.